SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) September 18, 2006
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 8.01 - Other Events

The Board of Directors of S&T Bancorp, Inc. declared a $0.29 per share cash dividend at its regular meeting held September 18, 2006. The dividend is payable on October 25, 2006 to shareholders of record on September 29, 2006. This dividend represents a 3.6 percent increase over the same period last year and a 3.7 percent annualized yield using the September 18, 2006 closing stock price of $31.27.

Item 9.01 - Financial Statements and Exhibits (c) Exhibits (99) Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
September 18, 2006	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary